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                                                                   EXHIBIT 99(B)

                             [FACING SIDE OF PROXY]

                                REVOCABLE PROXY

                        STERLING BANCSHARES CORPORATION
                      ONE MOODY STREET, WALTHAM, MA 02154

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 16, 1994


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby constitutes and appoints John C. Warren, John F. Treanor and Ernest A. Maher and each of them, the attorney and proxy of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock of Sterling Bancshares Corporation (the "Company") held of record by the undersigned at the close of business on February 3, 1994 on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held at the Charles River Museum of Industry, 154 Moody Street, Waltham, Massachusetts, on Wednesday, March 16, 1994 at 9:00 a.m., local time, and at any adjournments or postponements thereof.


    WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED.
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                            [REVERSE SIDE OF PROXY]

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 11, 1993 (the "Merger Agreement") by and between Sterling Bancshares Corporation (the "Company") and Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), and each of the transactions contemplated thereby, pursuant to which the Company will be merged with and into Fleet, upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the Proxy Statement-Prospectus for the Special Meeting.

               / / FOR            / / AGAINST            / / ABSTAIN

2. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

    The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement-Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

                              Please date and sign exactly as name appears herein and return in the enclosed envelope. Where there is more than one holder, only one must sign. When signing as an attorney-in-fact, administrator, executor, guardian, trustee or other fiduciary, please add your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.

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                                   MARK HERE FOR ADDRESS CHANGE AND   MARK HERE IF YOU PLAN TO ATTEND
                                     NOTE AT LEFT / /                 THE SPECIAL MEETING / /


                                     Signature:___________________  Date:_________

                                     Signature:___________________  Date:_________
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